Exhibit 10.85

CREDIT AGREEMENT

dated as of

April 29, 2011

by and between

AMERCO REAL ESTATE COMPANY and U-HAUL CO. OF FLORIDA,
collectively, as Borrower Sponsors

and

JPMORGAN CHASE BANK, N.A.,
as Lender

________________

TABLE OF CONTENTS

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EXHIBITS:

Exhibit A – Form of Borrowing Request / Election Request
Exhibit B -- Form of Promissory Note
Exhibit C -- Form of Environmental Indemnity Agreement
Exhibit D -- Form of No Pending Litigation Certificate
Exhibit E  -- Form of Note Guaranty

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This CREDIT AGREEMENT is dated as of April 29, 2011, by and between AMERCO REAL ESTATE COMPANY, a Nevada corporation (“AREC”), and U-HAUL CO. OF FLORIDA, a Florida corporation (“UHC FL” and collectively with AREC, “Borrower Sponsors”) and JPMORGAN CHASE BANK, N.A. (“Lender”).

The parties hereto agree as follows:

ARTICLE I
Definitions

SECTION 1.01.  Defined Terms.  As used in this Credit Agreement, the following terms have the meanings specified below:

"Adjusted LIBOR Rate" means the sum of (i) the Applicable Margin plus (ii) the quotient of (a) the LIBOR Rate, divided by (b) one minus the Reserve Requirement (expressed as a decimal), as determined on Interest Reset Day of the applicable calendar month.  The Adjusted LIBOR Rate shall adjust monthly, resetting on the Interest Reset Day of each calendar month while any Loans are outstanding.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Applicable Margin" means 1.5% per annum.

“Appraisal” means, as to any Property, an appraisal of such Property, prepared not more than sixty (60) days (or such longer period as acceptable to Lender) prior to the Borrowing Date by a member of the Appraisal Institute selected by Lender, which appraisal shall be prepared at Borrower Sponsors’ sole cost and expense and shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to FIRREA.

“Appraised Value” means the fair market, “as is” value of a Property determined by an Appraisal based on an arm’s length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, on the appraisal date of the Appraisal.

“AMERCO” means AMERCO, a Nevada corporation.

"Base Rate" means, for any day, a rate per annum equal (a) the Prime Rate in effect on such day, minus (b) 1.0%.  Any change in the Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate, provided, that the Base Rate shall in no event be less than 1%.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower Subsidiary" means any subsidiary of either AREC or UHC FL.

"Borrowing" means Loans made on the same date.

“Borrowing Date” means the date that a Loan is made pursuant to the terms of this Credit Agreement.

"Borrowing Request" means a request for a Borrowing in accordance with Section 2.03.

"Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Arizona and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market.

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Credit Agreement or (c) compliance by Lender (or, for purposes of Section 2.12(b), by any lending office of Lender or by Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Properties and other property defined as the “Trust Estate” or “Mortgaged Estate” in any of the Deeds of Trust.

"Commitment" means the commitment of Lender to make Loans, as such commitment may be reduced from time to time pursuant to this Credit Agreement.  The initial amount of Lender's Commitment is $100,000,000.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

“Debt” means indebtedness and any other obligations for borrowed money (other than the Loans) of AMERCO, Borrower Sponsors (or either of them), Master Guarantor, or any subsidiary thereof, including guarantees, capital lease obligations and operating leases, but excluding all such indebtedness and obligations of Excluded Subsidiaries

“Deed of Trust” means any (a) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing or (b) that Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing or (c) any other security instrument recorded in the real property records of a state, in each case executed by a SPE Subsidiary for the benefit of Lender as contemplated herein.  "Deeds of Trust" means each and every such Deed of Trust, taken collectively.

"Default" has the meaning assigned to such term in Article VII.

"dollars" or "$" refers to lawful money of the United States of America.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

"Environmental Laws" means, with respect to the Collateral, all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower Sponsors or any Borrower Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Encumbrances” means any liens, easements, rights-of way, zoning and other restrictions (including any restriction or exclusive use provision in any lease or other occupancy agreement), covenants and other similar charges or encumbrances.

"Eurodollar", when used in reference to any Loan or Borrowing, refers to the fact that such Loan or Borrowing is bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Excluded Subsidiary” means a single-purpose bankruptcy-remote subsidiary of AMERCO or a Borrower Sponsor that has issued or is the borrower party under securitized indebtedness, including commercial mortgage-backed securities.

“Exit Fee” has the meaning provided for in Section 2.05(a).

“Expiration Date” means April 30, 2012, as the same may be extended pursuant to Section 2.06.

"Financial Officer" means the secretary, treasurer or assistant treasurer of either AREC or UHC FL.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

"GAAP" means generally accepted accounting principles in the United States of America.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Hazardous Materials"  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Interest Payment Date" means the fifth (5th) day of each calendar month.

“Interest Reset Day” means the fifth (5th) day of each calendar month, provided such day is a Business Day, or if such day is not a Business Day, the next succeeding Business Day following the fifth (5th) day of such calendar month.

“Legal Requirements” means, with respect to any Person or Property, all statutes, laws, treaties, codes, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits, determinations or requirements of any Governmental Authority, whether now or hereafter enacted and in force, including, without limitation, building, use, zoning and land use laws, ordinances or regulations (including set back requirements), and any applicable covenants and restrictions pursuant thereto relating in any way to a Property (including the construction, ownership, use, alteration, rental or operation thereof), the ADA, Environmental Laws, all Permits and all Encumbrances.

“Lender’s Title Policy” means, with respect to each Property, an ALTA lender’s title insurance policy or policies (1970 unmodified form, where available, and 2006 form in all other cases) dated as of the date of the applicable Borrowing Date, delivered to Lender and issued by the Title Company, which title insurance policy (a) provides coverage in an amount not less than the amount of the applicable Loan, (b) insures the Lender, and its successors and assigns, that the related Deed of Trust creates a valid first mortgage lien on the Property (including all beneficial easements), free and clear of all exceptions from coverage other than the Permitted Encumbrances and such standard exceptions and exclusions from coverage as the Lender may approve, (c) contains such endorsements and affirmative coverage as the Lender may reasonably require, (d) names the Lender, and its successors and assigns, as the insured party thereunder, (e) is assignable by its terms with a transfer of the applicable Note and Deed of Trust, and (f) is otherwise in both form and substance satisfactory to the Lender.

"LIBOR Rate" means with respect to any LIBOR advance, the interest rate determined by the Lender, on the Interest Reset Day while any Loans are outstanding, by reference to Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the "Service") or any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, to be the rate at approximately 11:00 a.m. London time, on such Interest Reset Day, for dollar deposits with a maturity equal to one month. If no LIBOR Rate is available to the Lender, the applicable LIBOR Rate for such period of time (i.e., until the next reset date where the intended LIBOR Rate is available) shall instead be the rate determined by the Lender to be the rate at which the Lender offers to place U.S. dollar deposits having a one-month maturity with first-class banks in the London interbank market at approximately 11:00 A.M. (London time) on Interest Reset Day.

“Loan Documents” means, collectively, this Credit Agreement, the Notes, the Deeds of Trust, the Master Guaranty, each Note Guaranty and each other agreement and instrument provided by Borrower Sponsors, an SPE Subsidiary, Master Guarantor or an Affiliate of any of the foregoing to Lender or an Affiliate of Lender in conjunction with the Transactions, but specifically excluding any such documents that are with an Excluded Subsidiary.

“Loan-to-Value Percentage” means, as of any applicable date of determination, the percentage obtained by dividing (i) the total outstanding principal balance of a Loan by (ii) either (a) the Appraised Value of the Property that is Collateral for such Loan, or (b) if the cost of the Property is less than the Appraised Value and the Property has been acquired by a SPE Subsidiary (from a third party unaffiliated with Borrower Sponsors) within the previous 6 months, or the Property will be acquired in connection with the Loan on the date of determination of the Loan-to-Value Percentage, the cost of the Property.  The Loan-to-Value Percentage shall be expressed as a percentage, and shall be determined by Lender, in its sole discretion, based on the Property that is the primary security for the Note evidencing the Loan, and without regard to any other Collateral held by Lender in connection with the Transactions.

"Loans" means the loans made by Lender to the a SPE Subsidiary pursuant to this Credit Agreement, each of which shall be secured by one or more parcels of Property through a single Deed of Trust.

“Master Guaranty” means that certain Master Guaranty from AMERCO and U-HAUL INTERNATIONAL, INC., a Nevada corporation (collectively, “Master Guarantor”) to Lender, of even date herewith.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower Sponsors and the Borrower Subsidiaries taken as a whole, (b) the ability of the Borrower Sponsors or Borrower Subsidiaries to perform any of its obligations under this Credit Agreement, (c) the Collateral or an SPE Subsidiary’s ownership, use or operation thereof, (d) the ability of an SPE Subsidiary (other than an Excluded Subsidiary) to perform pursuant to a Note or Deed of Trust, or (e) the rights of or benefits available to Lender under this Credit Agreement and the other Loan Documents.

"Maturity Date" means with respect to any Loan, the maturity date set forth in the applicable Note, which shall be 12 full months after the Borrowing Date of the Loan evidenced by such Note.

“Non-Usage Fee” has the meaning provided for in Section 2.05(b).

“Note” means a Promissory Note dated as of the Borrowing Date on which a Loan is made pursuant to this Credit Agreement, from the applicable SPE Subsidiary collectively, as “Maker”, to the order of Lender, as “Holder”.  “Notes” shall mean all such Notes executed and delivered pursuant to the terms of this Credit Agreement.

“Note Guaranty” means a Guaranty of Note executed and delivered, jointly and severally, by Master Guarantor and the Borrower Sponsor that is the parent of the SPE Subsidiary that is the Maker on the Note, to Lender.  There shall be a Note Guaranty for each individual Note issued pursuant to this Credit Agreement.

“Permitted Encumbrances” means, collectively, (a) the liens created by the Loan Documents, (b) leases granted in the ordinary course of operation for the Property, and (c) such other Encumbrances as Lender has approved or may approve in writing in the Lender’s sole discretion.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by Lender as its prime rate.  The Prime Rate is a variable rate and each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK’S LOWEST RATE.

"Properties" means one or more of the parcels of real property that are or become subject to a security interest of Lender pursuant to the terms of this Credit Agreement.  A “Property” shall mean a specific parcel or parcel of real property that is offered as security in connection with a Loan.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

“Reserve Requirement” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

"Revolving Credit Exposure" means the sum of the outstanding principal amount of all Loans at such time.

“Right of First Refusal” means, with respect to any Property secured by a Loan or once secured by a Loan, the right of Lender or its Affiliate to match any offer to finance or refinance such Property pursuant to a commercial mortgage backed security transaction.  In order to qualify as a Right of First Refusal for the purposes of Section 2.05(a) of this Credit Agreement, (i) the Borrower Sponsor or an SPE Subsidiary must present reasonable evidence of the material terms by which such third-party lender is willing to provide such financing (to be secured by a Property) to the SPE Subsidiary, which shall include the term of the loan, the interest rate and any loan-to-value requirement, and (ii) Borrower Sponsor or the SPE Subsidiary must allow Lender (or its Affiliate) no less than 15 days in which to match such material business terms of the proposed financing, and (iii) if Lender or its Affiliate timely elects to match such financing, Borrower Sponsor must use good faith efforts to cause the SPE Subsidiary to satisfy all requirements and proceed to close the proposed financing arrangement with Lender or its Affiliate.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"SPE Subsidiary" means any Borrower Subsidiary holding title to one or more of the Properties.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Title Company” means First American Title Insurance Company.

"Transactions" means the execution, delivery and performance by the Borrower Sponsors and SPE Subsidiaries of this Credit Agreement, the borrowing and repayment of Loans, and the use of the proceeds thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the state where the relevant Collateral is located, or, as necessary to give effect to the rules of such state, in the state where the owner of the Collateral is formed or domiciled.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Sponsors notify Lender that the Borrower Sponsors request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II
Borrowings

SECTION 2.01.  Commitment.  (a)  Subject to the terms and conditions set forth herein, Lender agrees, upon request of a Borrower Sponsor, to make Loans to SPE Subsidiaries from time to time, prior to the Expiration Date, in an aggregate principal amount that will not result in Lender's Revolving Credit Exposure exceeding the Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Sponsors may form one or more SPE Subsidiaries and cause such SPE Subsidiaries to borrow Loans, prepay Loans and reborrow from the Commitment until the Expiration Date.  An individual Loan shall be made to a single SPE Subsidiary, and evidenced by a single Note and Deed of Trust.  Such Loan shall be repaid by an SPE Subsidiary (including through prepayment) in accordance with the terms of the applicable Note.  Payment of each individual Note will be guarantied by a Note Guaranty.

(b)           Borrower Sponsors shall be obligated to perform in accordance with the terms of this Credit Agreement.  All obligations under this Credit Agreement are guarantied by the Master Guaranty.   Upon a Default hereunder, in addition to all other remedies provided for in this Agreement, this Commitment shall immediately terminate, at the option of Lender, and Lender shall have no further obligation to make Loans.

(c)           Individual Loans may be assigned by Lender for value without the assignment of this Credit Agreement.  Following such assignment, the assigned Loans shall no longer be considered a

Loan made pursuant to this Credit Agreement (and amounts paid to Lender in connection with such assignment shall reduce Lender’s Revolving Credit Exposure under this Credit Agreement).  Notwithstanding anything to the contrary, a default or event of default under such an assigned Loan shall not constitute a Default under this Credit Agreement.

SECTION 2.02.  Loans and Borrowings.  (a)  Subject to Section 2.11, each Borrowing shall be comprised of Eurodollar Loans as the Borrower Sponsors may request in accordance herewith.  Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement or the applicable Note.

(b)  Each individual Loan shall be not less than $1,000,000, except as otherwise agreed by Lender, and shall be secured by one or more Properties. Each Loan may be used to purchase such Property, or may be advanced and secured by Property currently owned by an SPE Subsidiary, or Property that will be transferred by a Borrower Sponsor to an SPE Subsidiary in connection with the Loan.

(c)  The Loan-to-Value Percentage for a Loan shall not exceed 65%, as determined by Lender in its sole discretion.

(d)  Notwithstanding any other provision of this Credit Agreement, no Borrower Sponsor shall be entitled to request any Borrowing or Loan after the Expiration Date.

(e)  Prior to requesting any Loan, the Borrower Sponsor that is the parent of the SPE Subsidiary that will be the borrower on the Note shall have submitted such information to Lender as required in order for Lender to fully diligence and evaluate the condition of the Properties that will comprise the Collateral for such Loan, and to otherwise comply with Section 4.02 (c) and (d) of this Credit Agreement.  Once Lender has approved a Property, in writing, Borrower Sponsors may include a request for a Loan to be secured by such  Property in connection with its next requested Borrowing.

SECTION 2.03.  Requests for Borrowings.   The Borrower Sponsors shall notify Lender (a) in writing (which may be by email), or (b) by telephone, not later than 11:00 a.m., Phoenix time, three Business Days before the date of the proposed Borrowing.  Each such Borrowing Request shall be in the form attached hereto as Exhibit A, shall be signed by the Borrower, and shall be delivered by hand or telecopy to Lender signed by the Borrower.  Each Borrowing Request shall be irrevocable when made, and shall specify the following information in compliance with Section 2.02:

(i)   the name and tax identification number(s) of the applicable SPE Subsidiary(ies) that will execute the Note(s);

(ii)   the aggregate amount of the requested Borrowing;

(iii)  a description of the number of Loans comprising the Borrowing, if more than one, and the Properties associated with the Loans (each such loan will be evidenced by a Note);

(iv)  the date of such Borrowing, which shall be a Business Day; and

(v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04, or, if the Loan is being used to refinance existing debt, the wiring instructions for the existing lender.  In any event, the proceeds of all or a portion of a Borrowing may, at Lender’s election be placed into an escrow with the Title Company as required to facilitate the repayment of existing loans, recordation of documentation and the issuance of the Lender’s Title Policy.

SECTION 2.04.  Funding of Borrowings.  Subject to the satisfaction of all conditions precedent in Section 4.02 and elsewhere in this Credit Agreement, Lender shall make each Loan to be made by it hereunder on the proposed date thereof by depositing by 12:00 noon, Phoenix time, to either (i) the account maintained with Lender and designated by the Borrower Sponsor in the applicable Borrowing Request, (ii) the Title Company to facilitate the closing of the Loans (including repayment of existing debt encumbering the applicable Property(ies), if any), or (iii) a third party lender as necessary to facilitate repayment of existing debt encumbering the applicable Property(ies).

SECTION 2.05.  Commitment Fees.   As consideration of the Commitment, and Lender agreeing to make the Loans to SPE Subsidiaries formed by the Borrower Sponsors as contemplated hereunder, Borrower agrees as follows:

(a)  With respect to each Loan, Borrower Sponsors agree to pay an Exit Fee to Lender on the EF Payment Date.  As used herein “Exit Fee” shall mean a fee equal to 1% of the original principal amount of the applicable Loan, and “EF Payment Date” means the date that a Borrower Sponsor or an SPE Subsidiary enters into a loan agreement or other financing arrangement with a third-party lender unaffiliated with Lender for a commercial mortgage backed securities transaction, which commercial mortgage backed securities transaction is secured (in whole or part) by a Property that has previously secured such applicable Loan.  The Exit Fee is earned in full on the date that Lender makes a Loan, provided that Lender agrees to defer the payment of the Exit Fee until the EF Payment Date, and provided further that (i) if the EF Payment Date does not occur within 18 months following the date that Borrower or SPE Subsidiary repays a Loan associated with a Property in full, then Lender shall waive and have no further right to receive the Exit Fee with respect to such Loan and Property only, (ii) no Exit Fee shall be due if a Loan is refinanced through Lender or an Affiliate of Lender or through financing other than a securitized financing transaction, and (iii) no Exit Fee shall be due if a Borrower Sponsor or the SPE Subsidiary provides Lender with a Right of First Refusal, and Lender fails to timely offer a securitized lending arrangement (from Lender or its Affiliate) to Borrower Sponsor or the SPE Subsidiary on like or better material business terms than those offered by the prospective third-party lender.  The obligation to pay the Exit Fee is personal to Borrower Sponsors (and their Affiliates, including, without limitation, SPE Subsidiaries) and does not run with the land; upon a sale of a Property to a third party that is unaffiliated with Borrower Sponsors, Lender shall have no further right to collect the Exit Fee with respect to the transferred Property.

(b)  Borrower Sponsors agree to pay a non-usage fee, with respect to each calendar quarter during the term of the Commitment, based on the unused amount of the Commitment (the “Non-Usage Fee”).  The Non-Usage Fee shall be an amount equal to A x (B - C) x (D/E), where A equals .25%; B equals the maximum amount of the Commitment; C equals the average daily outstanding principal balance of the sums of all the Loans during the calendar quarter; D equals the actual number of days elapsed during the calendar quarter; and E equals 360.  Each Non-Usage Fee shall be due and payable to the Lender quarterly, in arrears, within fifteen (15) days after the Borrower Sponsors’ receipt of an invoice for the Non-Usage Fee from the Lender.  Lender may begin to accrue the foregoing fee on the Effective Date.   The Non-Usage Fee is fully earned as it accrues, and Borrower Sponsors shall not be entitled to any refund for the Non-Usage Fee for any reason.

SECTION 2.06.  Termination of Commitments; Extension of Expiration Date.  (a) Unless previously terminated, the Commitment shall terminate on the Expiration Date.

(b)  So long as no Default has occurred and is continuing, Borrower Sponsors may request that Lender extend the Expiration Date for a period of 1 year.  To extend the then-applicable Expiration Date, Borrower Sponsors shall provide a written request to Lender at least 60 days, but no more than 90 days, before the then-applicable Expiration Date.  Within 30 days of Lender’s receipt of such extension request, Lender shall notify Borrower Sponsors whether Lender has elected, in its sole and absolute discretion, to extend the Expiration Date for a period of 1 year.  The Expiration Date shall in no event be extended if a Default exists and is continuing at the time of Borrower Sponsors’ extension request or as of the date which would have been the Expiration Date, and in such event the Commitment shall expire on the previously applicable Expiration Date.  The extension of the Expiration Date shall have no affect on the Maturity Date of any Note.

(c)  For avoidance of doubt, Lender may, after Borrower Sponsors’ request to extend, elect to extend, or not to extend, the Expiration Date for any reason or no reason at all.  Borrower Sponsors expressly understand, acknowledge and agree that Lender has no obligation of any kind to extend the Expiration Date, the Borrower Sponsors have no right or ability to rely upon such extension and no such reliance would be reasonable under the circumstances.

(d)  If Lender, in its sole and absolute discretion, elects to extend the Commitment for an additional year, a condition of the effectiveness of such extension shall be that Borrower Sponsors pay to Lender, and Lender receive, a fee equal to 0.15% of the total Commitment, together with all other amounts to be reimbursed to Lender pursuant to the terms of this Credit Agreement.

SECTION 2.07.  Repayment of Loans; Evidence of Debt.  (a) Each Borrower Sponsor, jointly and severally with each Maker on a Note, hereby unconditionally promises to pay to Lender the then unpaid principal amount of each Loan made pursuant to this Credit Agreement, and all accrued and outstanding interest thereon, on the applicable Maturity Date.

(b)  Lender shall maintain in accordance with its usual practice an account or accounts evidencing the total indebtedness of all SPE Subsidiaries to Lender resulting from each Loan made by Lender pursuant to this Credit Agreement, including (i) the amounts of principal and interest payable from time to time hereunder and (ii) the amount of any sum received by Lender.

(c)  The entries made in the accounts maintained pursuant to paragraph (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Holder to maintain such accounts or any error therein shall not in any manner affect the obligation to repay the Loans in accordance with the terms of this Credit Agreement and each Note.

SECTION 2.08.  Prepayment of Loans.  Each Note shall provide for the following:  (a)  the applicable SPE Subsidiary shall have the right at any time and from time to time to prepay any Loan in whole or in part, in accordance with this Section.  The SPE Subsidiary shall notify Lender (i) in writing or (ii) by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., Phoenix time, three Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

SECTION 2.09.  Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Lender.  Fees paid shall not be refundable under any circumstances.

SECTION 2.10.  Interest.  (a)  The Loans shall bear interest at the Adjusted LIBOR Rate  in effect for such Borrowing, subject to Section 2.11 below.

(b)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable pursuant to this Credit Agreement or the other Loan Documents is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan, or (ii) in the case of any other amount, 2% plus the Base Rate.

(c)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, and on the applicable Maturity Date; provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)  All interest hereunder shall be computed on the basis of a year of 360 days, for the actual number of days in the year.  The applicable Base Rate, Adjusted LIBOR Rate or LIBOR Rate shall be determined by Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.11.  Alternate Rate of Interest.  If for any Borrowing:

(a) Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable; or

(b) Lender is advised that the Adjusted LIBOR Rate or the LIBOR Rate, as applicable,  will not adequately and fairly reflect the cost to Lender of making or maintaining its Loan;

then the Lender shall give notice thereof to the Borrower Sponsors by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower Sponsors that the circumstances giving rise to such notice no longer exist, all Borrowings shall, immediately begin accruing interest at the Base Rate (subject to any increase pursuant to Section 2.10).  Upon Lender’s notification that the circumstances giving rise to events no longer exist, then all Loans shall once again accrue interest at the rate set forth in Section 2.10, commencing on the Interest Reset Day of the next successive calendar month immediately following such notification.

SECTION 2.12.  Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate); or

(ii) impose on Lender or the London interbank market any other condition affecting this Credit Agreement or Loans made by Lender;

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by Lender (whether of principal, interest or otherwise), then the Borrower Sponsors will pay to Lender, such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)  If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender's or on the capital of Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made by Lender to a level below that which Lender or Lender's holding company could have achieved but for such Change in Law (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy), then from time to time the Borrower Sponsors will pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company for any such reduction suffered.

(c)  A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) shall be delivered to the Borrower Sponsors and shall be conclusive absent manifest error.  The Borrower Sponsors shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender's right to demand such compensation; provided that the Borrower Sponsors shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that Lender, as the case may be, notifies the Borrower Sponsors of the Change in Law giving rise to such increased costs or reductions and of Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13.  Intentionally Omitted.

SECTION 2.14.  Taxes.  (a)  All payments by Borrower Sponsors and SPE Subsidiaries shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower Sponsor or SPE Subsidiary is required to deduct any Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b)  The Borrower Sponsors shall indemnify Lender within 10 days after written demand therefor, for the full amount of any Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower Sponsors hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability delivered to the Borrower Sponsors by Lender shall be conclusive absent manifest error.

(c)  If Lender determines, in its sole discretion, that it has received a refund of any Taxes with respect to which the Borrower Sponsors or an SPE Subsidiary has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to such party (but only to the extent of additional amounts paid by such party under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest; provided, that the such party agrees to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require Lender to make available its tax returns (or any other confidential information) to the Borrower Sponsors or any other Person.

SECTION 2.15.  Payments Generally.  The Borrower Sponsors shall make, or cause to be made, each payment required to be made hereunder in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All payments shall be made to Lender at its offices at 201 No. Central Avenue, 21st Floor, Phoenix, Arizona 85001-0071, except that payments pursuant to Sections 2.14 and 8.03 shall be made directly to the Persons entitled thereto.  All payments hereunder shall be made in dollars.

SECTION 2.16.  Mitigation Obligations.  If Lender requests compensation under Section 2.12, or if any Borrower Sponsor is required to pay any additional amount to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.14, then Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender.  The Borrower Sponsors hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

ARTICLE III
Representations and Warranties

The Borrower Sponsors each represent and warrant to Lender that, as of the Effective Date and as of the date of each Borrowing:

SECTION 3.01.  Organization; Powers.  Each of the Borrower Sponsors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  On the date of each Borrowing, each of Borrower Sponsors and each SPE Subsidiary shall be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, and by accepting a Loan, each of Borrower Sponsors and each SPE Subsidiary shall be representing that the foregoing is true and correct.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within each Borrower Sponsor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Credit Agreement has been duly executed and delivered by the Borrower Sponsors and constitutes a legal, valid and binding obligation of the Borrower Sponsors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Each Note shall have been duly executed and delivered by Borrower Sponsors and each SPE Subsidiary, and shall constitute a legal, value and binding obligation of each such party, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the

Borrower Sponsors or any SPE Subsidiary, or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower Sponsors, any SPE Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower Sponsors or any SPE Subsidiary, and (d) will not result in the creation or imposition of any lien on any asset of the Borrower Sponsors or any SPE Subsidiary, except the liens of the Deed of Trust.

SECTION 3.04.  Properties.  (a)  A Borrower Sponsor or a SPE Subsidiary has good title to, or valid leasehold interests in, all real and personal property material to the Collateral, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes.

(b)  A Borrower Sponsor or a SPE Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower Sponsor or SPE Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05.  Compliance with Laws and Agreements.  Each Borrower Sponsor and each SPE Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.06.  Investment Company Status.  Neither Borrower Sponsor nor any SPE Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.07.  Taxes.  Each Borrower Sponsor and each SPE Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower Sponsor or such SPE Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Disclosure.  All agreements, instruments and corporate or other restrictions to which a Borrower Sponsor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect are disclosed in AMERCO’s filings on the “EDGAR” system of the Security and Exchange Commission.  No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower Sponsors to Lender in connection with the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each  Borrower Sponsor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE IV
Conditions

SECTION 4.01.  Effective Date.  The obligations of Lender to make any Loans pursuant to this Credit Agreement shall not become effective until the date on which Lender shall have received:

(a)  either (i) a counterpart of this Credit Agreement signed on behalf of Borrower Sponsors or (ii) written evidence satisfactory to Lender (which may include telecopy transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement;

(b)  a fully executed Master Guaranty, fully executed by the Master Guarantor;

(c)  a fee equal to 0.15% of the total Commitment, and all other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, expenses to be reimbursed or paid by the Borrower Sponsors hereunder;

(d)  an opinion of counsel from in-house counsel to the Borrower Sponsors and Master Guarantor stating that (i) each entity comprising Borrower Sponsors and Master Guarantor is duly formed and in good standing, and qualified to do business in all jurisdictions where such qualification is required, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, (ii) all Loan Documents have been duly executed by Borrower Sponsors and Master Guarantor and are enforceable in accordance with their terms, and (iii) the execution of the Loan Documents shall not violate any Legal Requirements applicable to Borrower Sponsors or Master Guarantor; and

(e)  such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower Sponsors, the authorization of the Transactions all in form and substance satisfactory to the Lender and its counsel.

SECTION 4.02.  Each Credit Event.  The obligation of Lender to make a Loan on the occasion of any Borrowing in accordance with Section 2.03, is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Borrower Sponsors set forth in this Credit Agreement shall be true and correct on and as of the date of such Borrowing.

(b)  At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

(c)  Lender shall have received and approved, in its sole discretion, the following documentation for each Property securing the Loan, and approved the Property:

(i)  initially, the following information: (A) a description of the Property including the number of units, square footage, location, street address and other pertinent information; (B) a detailed description of the unit mix, including the size, rental terms and amenities for each type of unit; (C) to the extent available, an historic cash flow and occupancy schedule, showing the cash flow and occupancy rates for the Property for the prior trailing 36 months, on a month-by-month basis (or such shorter period as may be available); and (D) ground lease information, if applicable.

(ii)  provided Lender indicates its preliminary approval of the Property based on the information received in subsection (i) above, in its sole discretion, the following additional information: (A) an Appraisal (and Borrower Sponsors will provide, to the appraiser and to Lender, access to all information necessary for completion of the Appraisal); (B) an environmental inspection report; (C) a title commitment for issuance of the Lender’s Title Policy, and copies of all “Schedule B” documentation related thereto; (D) all deliveries and satisfaction of all requirements to cause the Title

Company to irrevocably commit to issue the Lender’s Title Policy; (E) insurance certificates showing that the Property complies with the insurance requirements set forth in the Deed of Trust; (F) a standard flood hazard determination form if the Property is in a FEMA flood zone; (G) a seismic activity report if the Property is in a seismic zone; and (H) such additional information as may be reasonably requested by Lender to verify that the Property complies with all Legal Requirements.

(iii) Borrower Sponsors may submit or provide access to all information in subsection (i) above and request that Lender simultaneously proceed to obtain the Appraisal; however, unless such a request is made by Borrower Sponsors, Lender shall endeavor to preliminarily approve the Property information submitted in subsection (i) above before ordering the Appraisal.

(iv)  Borrower Sponsors shall provide such information via electronic access to a web portal providing access to current Property-related information (with Lender’s access limited to any such proposed Property and Properties that secure Loans).  Lender shall have access to such web portal containing updated Property-related information (for such Properties securing Loans) at all times while Loans are outstanding.

(d)           Lender shall have received the following information for the SPE Subsidiary that owns, or will acquire, the Property:

(i)  certified copies of all organization documents sufficient to show, to Lender’s satisfaction, the due formation and good standing (in the jurisdiction of formation and in the location where the Property is located) of such SPE Subsidiary;

(ii)  the tax identification number of the SPE Subsidiary;

(iii)  a copy of the operating agreement or bylaws of the SPE Subsidiary, together will all amendments and modifications to the same, and documentation sufficient to establish the authority of the SPE Subsidiary to execute the Note and perform its applicable obligations associated with the Transactions, satisfactory to Lender, in Lender’s sole discretion; and

(iv) an opinion of in-house counsel from the counsel to the Borrower Sponsors and SPE Subsidiary stating that the SPE Subsidiary is duly formed and in good standing in the jurisdiction of formation and the location of the Property, and that the party executing the loan documentation set forth in subsection (e) below on behalf of Borrower Sponsors, Master Guarantor and SPE Subsidiary are authorized to do so, and that such execution shall not violate any Legal Requirements applicable to Borrower Sponsors, Master Guarantor or the SPE Subsidiary.

(e)           Lender shall have received the following loan documentation from Borrower Sponsors, the SPE Subsidiary, and Master Guarantor, as applicable, for each such Loan (and each Property):

(i)  a Note, in the form of Exhibit B attached hereto, executed by the applicable SPE Subsidiary, as Maker, in favor of Lender, as Holder, in the principal amount of the Loan;

(ii)  a fully executed Deed of Trust, in a form acceptable to Lender, related to the Property or Properties that is the subject of the Loan, which Deed of Trust shall have been recorded or is prepared to be recorded in the Official Records of the county in which the Property is located;

(iii) a fully executed Environmental Indemnity Agreement, in the form of Exhibit C attached hereto, related to the Property or Properties that is the subject of the Loan;

(iv)  a certificate of no material pending litigation, in the form of Exhibit D attached hereto, executed by Borrower, Master Guarantor and SPE Subsidiary;

(v)   a Note Guaranty executed by the parent of the SPE Subsidiary and Master Guarantor, in the form of Exhibit E; and

(vi)  UCC-1 filing statements to be recorded in the county where the Property is located and the central filing location of the state of formation for the SPE Subsidiary.

(f)           If a Loan is for $10,000,000 or more, Lender shall have received an opinion from local counsel for Lender stating that the Deed of Trust is enforceable in the jurisdiction where the Property is located; and

(g)           A settlement statement (or other internally prepared statement) prepared by Lender or the Title Company setting forth all costs to be paid and reimbursed by the parties in connection with the Loan, including, amounts necessary to cause the Title Company to issue the Lender’s Title Policy.

(h)           Borrower Sponsors shall have paid (or authorized Lender to withhold from Loan proceeds) all reasonable costs and fees associated with Lender’s due diligence on the Property and the SPE Subsidiary and to otherwise reimburse Lender for amounts as required pursuant to this Credit Agreement, and such other amounts as are required from Borrower Sponsors and/or the SPE Subsidiary as shown on the settlement statement prepared in accordance with subsection (g) above.

ARTICLE V
Affirmative Covenants

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower Sponsor covenants and agrees with Lender that:

SECTION 5.01.  Notices of Material Events.  The Borrower Sponsors will furnish to Lender prompt written notice of the following:

(a) the occurrence of any Default; and

(b) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Sponsors setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.02.  Existence; Conduct of Business.  The Borrower Sponsors will, and will cause each SPE Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

SECTION 5.03.  Maintenance of Properties; Insurance.  (a) Borrower Sponsors shall maintain, or cause to be maintained, with respect to the Properties, the following types and amounts of insurance (which may be included under a blanket insurance policy), in addition to such other insurance as Lender requires pursuant to the terms of this Credit Agreement:

(i)           Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Property is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), boiler explosion, plate glass breakage, sprinkler damage, all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an “all risk” endorsement, insuring the Properties for not less than 100% of their full insurable replacement cost.

(ii)           Commercial general liability and property damage insurance, including a products liability clause, covering Lender and Borrower Sponsors and the SPE Subsidiary owner against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or adjoining ways, streets or sidewalks.  Such insurance policy or policies shall contain a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of either Borrower or Lender because of the negligence or other acts of the other and shall be in amounts of not less than $2,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage.

(b)           All insurance policies shall:

(i)           Provide for a waiver of subrogation by the insurer as to claims against Lender, its employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Borrower Sponsors, the SPE Subsidiary, or any officers, directors, employees or agents of Borrower Sponsors or SPE Subsidiary (or an Affiliated entity);

(ii)           Provide that any “no other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lender;

(iii)           Contain a standard without contribution mortgage clause endorsement in favor of Lender and its successors and assigns as their interests may appear and any other lender designated by Lender;

(iv)           Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days’ prior written notice to Lender and to any lender covered by any standard mortgage clause endorsement;

(v)           Be issued by insurance companies licensed to do business in the state in which the Property is located and which are rated A or better by Best’s Key Rating Guide or otherwise approved by Lender; and

(vi)           Provide that the insurer shall not deny a claim because of the negligence of any of Borrower Sponsors, an SPE Subsidiary, anyone acting for a Borrower Sponsor or an SPE Subsidiary or any tenant or other occupant of the Properties.

Each Borrower Sponsor expressly understands and agrees that the foregoing minimum limits of insurance coverage shall not limit the liability of such Borrower Sponsor for acts or omissions as provided in this Credit Agreement.  All liability insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate Lender and its successors and assigns as additional insureds as their interests may appear and shall be payable as set forth in the Deed of Trusts.  All such policies shall be written as primary policies, with deductibles or self-insured retentions not to exceed $5,000,000 for the coverage described in Subsection (a)(ii), or $500,000 for all other coverages required hereunder.  Any other policies, including any policy now or hereafter carried by Lender, shall serve as excess coverage.  Borrower Sponsors shall procure (or cause to be procured) policies for all insurance for periods of not less than one year and shall provide to Lender certificates of insurance or, upon Lender’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Credit Agreement is in effect at all times.

SECTION 5.04.  Books and Records; Inspection Rights.  The Borrower Sponsors, and each SPE Subsidiary, will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will permit, and shall cause any SPE Subsidiary to permit, any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.05.  Compliance with Laws.  The Borrower Sponsors will, and will cause each of its SPE Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.  Use of Proceeds.  The proceeds of the Loans will be used only for corporate purposes.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.07   Financial Reporting.  The Borrower Sponsors will furnish to the Lender the following:

(a)           Within 60 days after each quarterly period, the financial statements of AMERCO and its subsidiaries, prepared and presented on a consolidated basis in accordance with GAAP, including a balance sheet as of the end of that period, and income statement for the period, and, if requested at any time by the Lender, statements of cash flow and retained earnings for that period, all certified as correct by one of its authorized agents.

(b)           Within 120 days after and as of the end of each of its fiscal years, the financial statements of AMERCO and its subsidiaries, prepared and presented on a consolidated basis in accordance with GAAP, including a balance sheet and statement of income, cash flow and retained earnings, such financial statements to be prepared audited by an independent certified public accountant of recognized standing satisfactory to the Lender.

ARTICLE VI
Negative Covenants

Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full the Borrower Sponsors covenant and agree with the Lender that:

SECTION 6.01.  Equity Interests.  No Borrower Sponsor shall issue, sell or otherwise dispose of any ownership or other equity interests in any of the SPE Subsidiaries owning the Collateral that is held as security for a Loan remaining as part of the total Commitment.

SECTION 6.02.  Fundamental Changes.  No Borrower Sponsor shall (1) engage in any business activities substantially different from those in which the Borrower Sponsor is presently engaged; (2) cease operations, liquidate, transfer all or substantially all its assets, or dissolve; or (3) enter into any arrangement with any Person providing for the leasing by the Borrower Sponsor of any portion of the Collateral which has been sold or transferred by the Borrower Sponsor to such Person.

SECTION 6.03.  Government Regulation.  No Borrower Sponsor shall (1) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to such Borrower Sponsor (or its subsidiary) or from otherwise conducting business with the Borrower Sponsor, or (2) fail to provide documentary and other evidence of Borrower Sponsor's identity (or the identity of an SPE Subsidiary) as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE VII
Defaults

If any of the following events ("Defaults") shall occur:

    (a)  the SPE Subsidiary shall fail to pay any principal of or interest on any Loan within five (5) Business Days of when the same shall become due and payable, whether as a regularly scheduled due date or a date fixed for prepayment or otherwise;

    (b) any representation or warranty made or deemed made by or on behalf of the Borrower Sponsors or any Borrower Subsidiary in or in connection with this Credit Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Credit Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(c) a Borrower Sponsor shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.06 or in Article VI;

    (d)  a Borrower Sponsor shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in any other clause of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from Lender to the Borrower Sponsor, provided, however, if such matter cannot reasonably be cured within such 30 day period and Borrower Sponsor commences curing such matter within such 30 day period, and thereafter diligently prosecutes such cure, such Borrower Sponsor shall have an additional 90 day period in which to cure such matter;

    (e) if AMERCO, any subsidiary of AMERCO, any Borrower Sponsor, any SPE Subsidiary or any other Borrower Subsidiary, in each case that is not a that is not an Excluded Subsidiary, shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Debt that is in excess of $15,000,000, or if AMERCO, any subsidiary of AMERCO, any Borrower Sponsor, any SPE Subsidiary or any other Borrower Subsidiary, in each case that is not an Excluded Subsidiary, shall  default or fail to observe or perform any other covenants or obligations contained within the documentation evidencing any Debt in excess of $15,000,000, in each case, which results in the occurrence of a default or event of default with respect to such Debt, beyond any applicable grace or cure period;

    (f)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of  AREC, UHC FL, any SPE Subsidiary or, with respect to any of the foregoing, any of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AREC, UHC FL, any SPE Subsidiary or, with respect to any of the foregoing, for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

    (g)  any of AREC, UHC FL or an SPE Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Borrower Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h) any Borrower Sponsor or any SPE Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

    (i)  one or more final, non-appealable judgments for the payment of money in an aggregate amount $15,000,000 or more above any applicable and undisputed insurance coverage shall be rendered against one or more of AREC, UHC FL or any SPE Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of AREC, UHC FL or any SPE Subsidiary to enforce any such judgment;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, Lender may, by notice to the Borrower Sponsors, take either or both of the following actions, at the same or different times:  (A) terminate the Commitment, and thereupon the Commitment shall terminate immediately, (B) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower Sponsors and each SPE Subsidiary accrued hereunder or under the Notes, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Sponsors and, upon acceptance of any Loan, each SPE Subsidiary; and (C) exercise any or all remedies available to it under the Loan Documents, at law and in equity; and in case of any event with respect to the events described in clause (g) or (h) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower Sponsors and any SPE Subsidiary accrued hereunder or under any of the Notes, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Sponsors and, upon acceptance of any Loan, each SPE Subsidiary.

ARTICLE VIII
Miscellaneous

SECTION 8.01.  Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email (with receipt confirmed), as follows:

(i) if to a Borrower Sponsor, 1325 Airmotive Way, Suite 100, Reno, Nevada 89502, Attention of Kevin Harte, Telecopy No. 775-688-6338 (Kevin_Harte@uhaul.com);

with a copy to:

Amerco Real Estate Company, 2727 No. Central Avenue, Phoenix, Arizona 85004, Attention of Jennifer Settles, Telecopy No. 602-263-6173 (Jennifer_Settles@uhaul.com); and

    (ii)  if to Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 201 North Central Avenue, 21st Floor, Phoenix, Arizona 85001, Attention of Gene L. Coffman, Telecopy No. 602-221-1259 (gene.l.coffman@chase.com).

(b)  Lender or the Borrower Sponsors may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.02.  Waivers; Amendments.  (a)  No failure or delay by Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.  No waiver of any provision of this Credit Agreement or consent to any departure by the Borrower Sponsors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether Lender may have had notice or knowledge of such Default at the time.

(b)  Neither this Credit Agreement nor any provision hereof, or of any Loan Document, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower Sponsors and the Lender.

SECTION 8.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower Sponsors shall pay all reasonable out-of-pocket expenses incurred by Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the preparation of this Credit Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including the fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with this Credit Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)  The Borrower Sponsors shall indemnify Lender, and each Related Party of Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower Sponsor or any SPE Subsidiary, or any Environmental Liability related in any way to Borrower Sponsors or any SPE Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or (v) any Borrower Sponsor’s or any SPE Subsidiary’s operations of, or relating in any manner to, the Collateral, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Borrower Sponsors, any SPE Subsidiary or any Person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this Credit Agreement by Borrower Sponsors, its officers, employees, agents or other persons; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the negligence or willful misconduct of such Indemnitee; provided, however, that the term “negligence” shall not include negligence imputed as a matter of law to any of the Indemnitees solely by reason of any Borrower Sponsor’s or any SPE Subsidiary’s interest in the Collateral or any Borrower Sponsor’s or any SPE Subsidiary’s failure to act in respect of matters which are or were the obligation of Borrower Sponsors or an SPE Subsidiary under the Loan Documents.

(c)  To the extent permitted by applicable law, the Borrower Sponsors shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(d)  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04.  Successors and Assigns.  The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower Sponsors may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender in its sole discretion (and any attempted assignment or transfer by the Borrower Sponsors without such consent shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

SECTION 8.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrower Sponsors herein and in the certificates or other instruments  delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.05, 2.12, 2.13, 2.14 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, or the termination of this Credit Agreement or any provision hereof.

SECTION 8.06.  Counterparts; Integration; Effectiveness.  This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Credit Agreement and any separate letter agreements with respect to fees payable to Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01 (and except that no Loan shall be advanced until the conditions in Section 4.02 are satisfied), this Credit Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

SECTION 8.07.  Severability.  Any provision of this Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08.  Intentionally Omitted.

SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Credit Agreement shall be construed in accordance with and governed by the law of the State of Arizona.

(b)  Each Borrower Sponsor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Arizona and of the United States District Court of the District of Arizona, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Arizona State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Credit Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement against any Borrower Sponsor or its properties in the courts of any jurisdiction.

(c)  Each Borrower Sponsor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN THE BORROWER SPONSORS AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THIS CREDIT AGREEMENT.

SECTION 8.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

SECTION 8.12.  Confidentiality.  Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Credit Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower Sponsors and their obligations, (g) with the consent of the Borrower Sponsors or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a nonconfidential basis from a source other than the Borrower Sponsors.  For the purposes of this Section, "Information" means all information received from the Borrower Sponsors relating to the Borrower Sponsors or its business, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by the Borrower Sponsors; provided that, in the case of information received from the Borrower Sponsors after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.13.  Interest Rate Limitation.  The obligations of Borrower Sponsors under this Credit Agreement and any other Loan Document are subject to the limitation that payments of interest and late charges shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Lender.  The portion of any such payment received by Lender that is in excess of the maximum interest permitted by such law shall be credited to the principal balance of the Loans or if such excess portion exceeds the outstanding principal balance of the Loans, refunded to Borrower Sponsors.  All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

SECTION 8.14.  USA PATRIOT Act.  The following notification is provided to Borrower Sponsors pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Borrower Sponsors:  When a borrower opens an account, if such borrower is an individual Lender will ask for the borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify the borrower, and if the borrower is not an individual Lender will ask for the borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify the borrower.  Lender may also ask, if the borrower is an individual to see the borrower's driver’s license or other identifying documents, and if the borrower is not an individual to see the borrower's legal organizational documents or other identifying documents.

SECTION 8.15.  Information.  The Borrower Sponsors agree that Lender may provide any information or knowledge Lender may have about the Borrower Sponsors or about any matter relating to this Credit Agreement or the Loan Documents to JPMorgan Chase & Co., or any of its Affiliates or their successors, or to any one or more purchasers or potential purchasers of this Credit Agreement or the Loan Documents.  The Borrower Sponsors agree that Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Credit Agreement and the Loan Documents to one or more purchasers whether or not related to Lender.

SECTION 8.16. No Representation.    Borrower Sponsors acknowledge and agree that Lender has made no representations or warranties to Borrower Sponsors that Borrower Sponsors or an SPE Subsidiary will meet the conditions precedent to a Loan, or that a particular Property or SPE Subsidiary will be approved by Lender in connection with a Borrowing.  Further, Borrower Sponsors acknowledge and agree that the making of a Loan hereunder shall in no way constitute a representation or guaranty by Lender that it, or its Affiliate, will be willing to refinance such Loan, including, without limitation, as part of a commercial mortgage-backed securitization.

[signatures to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERCO REAL ESTATE COMPANY,
a Nevada corporation

By ______________________________
     Name:
     Title:

U-HAUL  CO. OF FLORIDA,
a Florida corporation

By: ______________________________
        Name:
        Title:

JPMORGAN CHASE BANK, N.A.

By  ______________________________
      Name:
      Title:

EXHIBIT A

FORM OF BORROWING REQUEST / ELECTION REQUEST

JPMorgan Chase Bank, N.A., as “Lender”
[address]
Attention: ____________________
Telecopy No.: _________________

Re:           Credit Agreement Dated as of ______________ ___, 2011 (the “Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2.03 of the Agreement, the undersigned hereby [requests][confirms the request made by telephone on ___________________, 200__] for a new Borrowing in the amount of $_____________________ (the “Borrowing”).  The Borrowing will accrue interest based on the Adjusted LIBOR Rate as determined on the fifth (5th) day of the calendar month immediately preceding the date of such Borrowing (or if such Borrowing is on the 5th day of the month, then on the date of such Borrowing), and resetting on the fifth (5th) day of each successive calendar month.  If the fifth (5th) day of a calendar month falls on a day other than a Business Day, then the LIBOR Rate shall be determined as of the next succeeding Business Day, as applicable.

The Borrowing shall be comprised of the Loans secured by the Properties located in the following locations, which are Properties that Lender has previously approved in accordance with the relevant provisions of the Agreement:

Property Location:                                           SPE Subsidiary Owner (BORROWER) and EIN:

The Borrowing is to be effective on __________________, 2011.  We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.

We hereby certify that (a) the aggregate outstanding principal amount of all Loans on today’s date is $_______________________, (b) that we will use the proceeds of the requested Borrowing in accordance with the provisions of the Agreement, (c) that the representations and warranties of Borrower in the Agreement are true and correct as of today’s date as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (d) no Default or Default has occurred and is continuing, or will result from the making of the Loan.

AMERCO REAL ESTATE COMPANY,
a Nevada corporation

By:      ____________________________
Name: ____________________________
Its:      ________ ____________________

U-HAUL CO. OF FLORIDA,
a Florida corporation

By: ______________________________
Name:
Title:

EXHIBIT B

FORM OF PROMISSORY NOTE

EXHIBIT C

FORM OF ENVIRONMENTAL INDEMNITY

EXHIBIT D

FORM OF NO PENDING ACTION CERTIFICATE

Pursuant to that certain Credit Agreement dated as of April __, 2011 (as may be amended, supplemented, replaced and modified from time to time, the “Agreement”), among JPMORGAN CHASE BANK, N.A. (“Lender”), AMERCO REAL ESTATE COMPANY, and U-HAUL CO. OF FLORIDA (“UHC FL”), each of AREC AND UHC FL hereby certifies and warrants to Lender that, as of the date hereof, except as disclosed on the attached Exhibit A, there are no lawsuits, actions or proceedings pending, or to the knowledge of such party, threatened before any court or administrative agency that could reasonably be expected to have a Material Adverse Effect.  This certificate is being delivered as a condition precedent to a Borrowing.

All initially capitalized terms not otherwise defined herein shall have the meaning given such terms by the Agreement.

Dated this _____ day of ____________, 201_.

AMERCO REAL ESTATE COMPANY,
a Nevada corporation

By:      ___________________________
Name: ___________________________
Its:      ___________________________

U-HAUL CO. OF FLORIDA, a Florida corporation

By:      ___________________________
Name: ___________________________
Its:      ___________________________

EXHIBIT E

NOTE GUARANTY